EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Surgical Laser Technologies, Inc.:

As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated February 5, 1997. It should be noted that we have not audited any financial statements of the Company subsequent to February 5, 1997 or performed any audit procedures subsequent to the date of our report.

                                                        ARTHUR ANDERSEN LLP


March 30, 1997
Philadelphia, Pa.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Surgical Laser Technologies, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements File Nos. 33-32835, 33-38748, 33-42451, 33-49730,
33-83074 and 333-19229.

                                                         ARTHUR ANDERSEN LLP


March 30, 1997
Philadelphia, Pa.